UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

July 09, 2009	(June 30, 2009)
Date of Report	( Date of earliest event reported )

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32421	58-23420 21
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY 10170
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [17 CFR 240.14d-2(b)]
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act [17 CFR 240.13e-4(c)]

Item 1.01      Entry into a Material Definitive Agreement.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

On June 30, 2009, Fusion Telecommunications International Inc. (the “Company”) and a lender, agreed to amend a promissory note (the “Amended Note”) originally issued May 27, 2008 (previously amended and restated on April 15, 2009, January 31, 2009, December 15, 2008, November 5, 2008, October 15, 2008, September 15, 2008, and July 15, 2008) evidencing $200,000 borrowed from the lender, which Amended Note extends the maturity date of the note to October 1, 2009. This Amended Note bears interest on the unpaid principal amount from July 1, 2009 until the outstanding principal amount is paid in full, at the rate of 12% per annum. In the event this note is not repaid by the maturity date, this note will automatically convert to a demand note, and the principal sum and all accrued interest will be payable in full upon ten (10) days notice from the lender. This Amended Note also grants the lender a collateralized security interest, pari passu with other lenders, in the Company’s account(s) receivable. The proceeds of this note are being used primarily for general corporate purposes. The Form of Amended and Restated Secured Promissory Note issued in this transaction is incorporated by reference as Exhibit 99.1 to this report.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99.1	Form of Amended and Restated Secured Promissory Note (incorporated by reference to Exhibit10.1 to the Registrant’s Form 8-K filed with the Securities Exchange Commission on January 7, 2009)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ BARBARA HUGHES
Barbara Hughes
July 9, 2009	as Chief Financial Officer